UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 14, 2013

Smith Micro Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	01-35525	33-0029027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(949) 362-5800

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[    ] Pre-commencement communications pursuant to Rule 4d-2(b) under the Exchange Act

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Smith Micro Software, Inc. with the Securities and Exchange Commission on June 20, 2013, to reflect the execution of the Separation Agreement with Mr. Cameron discussed below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, effective June 14, 2013, Von Cameron resigned from his position as Executive Vice President, Sales of Smith Micro Software, Inc. (the “Company”).

In connection with Mr. Cameron’s resignation, effective July 9, 2013, Mr. Cameron and the Company entered into an Agreement and General Release (the “Separation Agreement”). The Separation Agreement provides that in exchange for executing the Separation Agreement, which includes a general release of claims in favor of the Company and its officers, directors, employees and other affiliates, Mr. Cameron will be provided with benefits consisting of (i) a lump-sum payment of $83,333, (ii) continuation of bonus payments based on the Company’s operating results through October 31, 2013, (iii) accelerated vesting of 23,980 shares of restricted stock, and (iv) if Mr. Cameron elects to continue receiving group health insurance coverage pursuant to the federal “COBRA” law, reimbursement of the cost of the premium for such coverage through October 31, 2013.

The foregoing description of the Separation Agreement is only a summary and is qualified in its entirety by the full text of such agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Agreement and General Release, by and between Von Cameron and Smith Micro Software, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.
(Registrant)

July 12, 2013	By: /s/ Andrew C. Schmidt
Date	Name: Andrew C. Schmidt
Title: Chief Financial Officer